News Release
For Release January 20, 2021
9:00 A.M.

Contact:	D. Shawn Jordan, Executive Vice President & Chief Financial Officer or
Robin D. Brown, Executive Vice President & Chief Marketing Officer
(803) 951- 2265

First Community Corporation Announces Fourth Quarter and Annual Earnings and Cash Dividend

Lexington, SC – January 20, 2021

Highlights

•	Net income of $3.436 million for the fourth quarter, up 27.4% year-over-year and 29.6% over the linked quarter, and $10.099 million for the year of 2020
•	Pre-tax pre-provision earnings of $4.640 million for the fourth quarter, up 35.5% year-over year and 7.6% over the linked quarter.
•	Diluted EPS of $0.46 per common share for the fourth quarter and $1.35 per common share for the year of 2020
•	Pure (non-CD) deposit growth, including customer cash management accounts, of $219.2 million during the year, a 24.9% growth rate
•	Total loan growth of $107.1 million or 14.5% during the year. Loan growth, excluding Paycheck Protection Program (PPP) loans and a related credit facility, was $59.7 million during the year, an 8.1% growth rate
•	Total loans declined slightly by $303 thousand during the fourth quarter. Loans, excluding PPP loans and a related credit facility, grew $12.1 million during the fourth quarter, a 6.1% annualized growth rate
•	Key credit quality metrics continue to be strong with 2020 net loan recoveries of $142 thousand, non-performing assets of 0.50%, and past due loans of 0.23% at year end
•	Mortgage revenue of $1.600 million for the fourth quarter and $5.557 million for the year of 2020
•	Investment advisory revenue of $743 thousand for the fourth quarter and $2.720 million for the year of 2020. Assets under management now exceed $501 million.
•	Cash dividend of $0.12 per common share, the 76th consecutive quarter of cash dividends paid to common shareholders

Today, First Community Corporation (Nasdaq: FCCO), the holding company for First Community Bank, reported net income for the fourth quarter and year end of 2020. Net income for the fourth quarter of 2020 was $3.436 million and diluted earnings per share were $0.46 compared to $2.697 million and $0.36 in the fourth quarter of 2019 and $2.652 million and $0.35 in the third quarter of 2020, an increase in net income of 27.4% and 29.6%, respectively. Pre-tax pre-provision earnings (PTPPE) in the fourth quarter of 2020 were $4.640 million compared to fourth quarter of 2019 PTPPE of $3.424 million and third quarter 2020 PTPPE of $4.312 million, an increase of 35.5% and 7.6% respectively.

For the year ended December 31, 2020 net income was $10.099 million and diluted earnings per share were $1.35, this compares to $10.971 and $1.45 in 2019. Year-to-date through December 31, 2020 PTPPE were $16.258 million compared to $13.968 million during the year of 2019, an increase of 16.4%. First Community President and CEO Michael Crapps commented, “We are pleased with the performance across all three lines of business during 2020. Income during the year was negatively impacted by higher than normal provision expense, which was increased as we prepared for the potential and unknown impact of the COVID-19 pandemic.”

Cash Dividend and Capital

The Board of Directors has approved a cash dividend for the fourth quarter of 2020 of $0.12 per common share. This dividend is payable on February 16, 2021 to shareholders of record of the company’s common stock as of February 2, 2021. Mr. Crapps commented, “The entire board is pleased that our performance enables the company to continue its cash dividend for the 76th consecutive quarter.”

During the fourth quarter of 2020, no share repurchases were made under the company’s existing share repurchase plan that was approved during the third quarter of 2019. The existing repurchase plan provides the company with some flexibility in managing capital going forward.

Each of the regulatory capital ratios for the bank exceed the well capitalized minimum levels currently required by regulatory statute. At December 31, 2020, the bank’s regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) were 8.84%, 12.83%, and 13.94%, respectively. This compares to the same ratios as of December 31, 2019 of 9.97%, 13.47%, and 14.26%, respectively. As of December 31, 2020, the bank’s Common Equity Tier One ratio was 12.83% compared to 13.47% at December 31, 2019. Further, the company’s Tangible Common Equity to Tangible Assets ratio was 8.74% as of December 31, 2020 compared to 9.02% as of December 31, 2019.

Asset Quality

The company’s asset quality remains strong. The non-performing assets ratio was 0.50% of total assets at December 31, 2020 compared to 0.32% at December 31, 2019. Non-performing assets were $7.0 million at year-end 2020, an increase from $3.7 million at the end of 2019. This increase was related to one credit relationship which was impacted by the COVID-19 pandemic. While this is the appropriate recognition of the current status of this credit, there are encouraging signs of ultimate resolution of this matter and based on current appraisals, the loan is well collateralized. The past due ratio for all loans was 0.23% at year-end 2020, an increase from 0.06% at year-end 2019. During the fourth quarter the bank experienced net loan recoveries of $21 thousand, with overall net loan recoveries for the year of 2020 of $142 thousand. The ratio of classified loans plus OREO now stands at 7.04% of total bank regulatory risk-based capital as of December 31, 2020.

Mr. Crapps indicated, “As a way to serve our many local businesses and individuals during the past few challenging months, we proactively offered payment deferrals for up to 90 days to our loan customers.” The company reported that at its peak, there were payment deferments on loans totaling approximately $206.9 million (26.9% of the non-PPP loan portfolio). Loans in which payments were being deferred decreased to $16.1 million (2.0% of the non-PPP loan portfolio) at December 31, 2020 and $9.0 million (1.1% of the non-PPP loan portfolio) at January 13, 2021. This is primarily the result of payments being restarted at the conclusion of their payment deferral period.

Even with strong credit quality metrics, due to the uncertainty of future credit losses related to the COVID-19 pandemic and its effect on local businesses, the bank recorded $276 thousand in provision expense in the fourth quarter compared to $0 in the fourth quarter of 2019. Year-to-date through December 31, 2020, the bank has recorded $3.663 million in provision expense compared to $139 thousand during 2019. During 2020, the ratio of the Allowance for Loan Loss to total loans has increased from 0.90% as of December 31, 2019 to 1.23% as of December 31, 2020. Mr. Crapps commented, “Our credit metrics continue to indicate the current strong quality of our loan portfolio. This combined with the significant reduction in loans with payments deferred is good news for our company. At the same time, there is much unknown about the continued economic impact of the pandemic; therefore, we continue to prepare our balance sheet and our resources for an uncertain future.”

Balance Sheet

Total loans declined slightly by $330 thousand during the fourth quarter due to payoffs and paydowns of PPP loans and a related credit facility. Non-PPP related loan growth continued to show positive momentum with $12.1 million in growth during the fourth quarter, a 6.1% annualized growth rate. For the year of 2020, total loans increased $107.1 million, a 14.5% growth rate. Total loans, excluding PPP loans and a related credit facility, increased $59.7 million during the year, an 8.1% growth rate. Non-PPP related loan production in 2020 was up 28.5% over 2019.

As of December 31, 2020, the bank had $47.4 million in PPP loans and a related credit facility on the balance sheet. Mr. Crapps noted, “As a community bank committed to the success of local businesses, we were pleased to be able to support our customers with access to the PPP funding. We are now in the process of working with our customers through the SBA forgiveness process. We anticipate this process will continue through the first half of 2021 at the same time we begin working on the next round of PPP origination.”

Total deposits were $1.189 billion at December 31, 2020 compared to $1.174 billion at September 30, 2020. Pure deposits, which are defined as total deposits less certificates of deposits, increased $22.0 million, to $1.059 billion from $1.037 billion at September 30, 2020, an 8.5% annualized growth rate. The bank had no brokered deposits and no listing services deposits at December 31, 2020. Securities sold under agreements to repurchase, which are related to customer cash management accounts or business sweep accounts, were $40.9 million at December 31, 2020 compared to $47.1 million at September 30, 2020. Costs of deposits decreased on a linked quarter basis to 0.20% in the fourth quarter from 0.23% in the third quarter of 2020. Cost of funds also decreased on a linked quarter basis to 0.24% in the fourth quarter from 0.27% in the third quarter of the year. Mr. Crapps commented, “A strength of our bank has been and continues to be our low cost deposit base. During 2020, we have continued to grow pure deposits while at the same time working to reduce our cost of deposits.”

Revenue

Net Interest Income/Net Interest Margin

Net interest income for the year of 2020 increased 8.7% to $40.0 million compared to $36.8 million for the year of 2019. On a linked quarter basis net interest income increased 4.9% to $10.7 million from $10.2 million in the third quarter. This increase in net interest income was due to an increase in earning assets of $48.3 million and a three basis point increase in net interest margin in the fourth quarter compared to the third quarter of 2020. During the fourth quarter of 2020 both net interest income and net interest margin were impacted by an additional $141 thousand in accretion of net deferred fee income on PPP loans and a three basis points reduction in cost of funds compared to the linked quarter. The net interest margin, on a taxable equivalent basis, was 3.31% for the fourth quarter of 2020 compared to 3.28% in the third quarter of the year. Fourth quarter net interest margin, excluding PPP loans, on a tax equivalent basis, was 3.28% compared to 3.29% in the third quarter.

Non-Interest Income

Total non-interest income was $3.604 million in the fourth quarter of 2020 compared $3.850 million in the third quarter of the year and $2.928 in the fourth quarter of 2019. For 2020 non-interest income, adjusted for non-recurring items including securities gains and losses and non-recurring BOLI income, was $13.4 million, an increase of 15.2% from $11.6 million in 2019.

Revenues in the mortgage line of business increased 30.9% year-over-year to $1.600 million in the fourth quarter of 2020 compared to $1.222 million in the fourth quarter of 2019. On a linked quarter basis, revenue in the mortgage line of business increased $197 thousand, a 14.0% increase. Revenues for the mortgage line of business were $5.557 million for the year of 2020 up 22.0% from mortgage revenue of $4.555 in 2019. Mortgage loan production increased 36.3% year-over-year from $39.1 million in the fourth quarter of 2019 to $53.3 million in the fourth quarter of 2020. Production in 2020 was $199.3 million, up 42.7% over 2019. The gain-on-sale margin improved during the fourth quarter of 2020 to 3.0% from 2.47% in the third quarter of the year as capacity rebuilds began to mitigate the disruptions in the mortgage market which had negatively impacted the gain on sale margin earlier in the year causing certain loans to not be sold.

Revenue in the investment advisory line of business increased 10.6% on a linked quarter basis from $672 thousand in the third quarter of 2020 to $743 thousand in the fourth quarter. Year-over-year, revenue increased 27.0% from $585 thousand in the fourth quarter of 2019. Notably, assets under management (AUM), ended 2020 at $501.0 million, an increase of 35.5% over AUM at December 31, 2019 of $369.7 million. Mr. Crapps commented, “Our strategy of multiple revenue streams continues to serve us well as we focus our efforts to accelerate growth in these lines of business. We are pleased with the activity and momentum in each of our business units.”

Non-Interest Expense

Non-interest expense was relatively flat on a linked quarter basis. Salaries and benefits expense increased during the fourth quarter of 2020, as compared to the third quarter, by $359 thousand which included additional accruals in the amount of $245.4 thousand for incentive plans for performance at higher than planned levels. This increase was offset by a planned decrease in marketing and public relations expenses of $242 thousand in addition to a decrease in occupancy expense of $85 thousand along with smaller decreases in several other expense categories.

First Community Corporation stock trades on the NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, a local community bank based in the Midlands of South Carolina. First Community Bank is a full-service commercial bank offering deposit and loan products and services, residential mortgage lending and financial planning/investment advisory services for businesses and consumers. First Community serves customers in the Midlands, Aiken, and Upstate, South Carolina markets as well as Augusta, Georgia. For more information, visit www.firstcommunitysc.com.

FORWARD-LOOKING STATEMENTS

This news release and certain statements by our management may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, goals, projections and expectations, and are thus prospective. Forward looking statements can be identified by words such as “anticipated’, “expects”, “intends”, “believes”, “may”, “likely”, “will” or other statements that indicate future periods. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors, include, among others, the following: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected including, but not limited to, due to the negative impacts and disruptions resulting from the outbreak of the novel coronavirus, or COVID-19, on the economies and communities we serve, which has had and may continue to have an adverse impact on our business, operations, performance, credit portfolio, share price, borrowers, and on the economy as a whole both domestically and globally; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in legislation, regulation, policies or administrative practices, whether by judicial, governmental, or legislative action, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act, or the “CARES Act”; (5) adverse conditions in the stock market, the public debt markets and other capital markets (including changes in interest rate conditions) could have a negative impact on the company; (6) technology and cybersecurity risks, including potential business disruptions, reputational risks, and financial losses, associated with potential attacks on or failures by our computer systems and computer systems of our vendors and other third parties; and (7) risks, uncertainties and other factors disclosed in our most recent Annual Report on Form 10-K filed with the SEC, or in any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC since the end of the fiscal year covered by our most recently filed Annual Report on Form 10-K, which are available at the SEC’s Internet site (http://www.sec.gov).

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. We can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

###

FIRST COMMUNITY CORPORATION
BALANCE SHEET DATA
(Dollars in thousands, except per share data)

	As of
	December 31,	September 30,	December 31,
	2020	2020	2019

Total Assets	$1,395,382	$1,381,804	$1,170,279
Other Short-term Investments[1]	46,062	106,231	32,741
Investment Securities	361,919	295,525	288,792
Loans Held for Sale	45,020	37,587	11,155
Loans
Paycheck Protection Program (PPP) Loans	42,242	49,799	—
Non-PPP Loans	801,915	794,661	737,028
Total Loans	844,157	844,460	737,028
Allowance for Loan Losses	10,389	10,113	6,627
Goodwill	14,637	14,637	14,637
Other Intangibles	1,120	1,188	1,483
Total Deposits	1,189,413	1,173,551	988,201
Securities Sold Under Agreements to Repurchase	40,914	47,142	33,296
Federal Home Loan Bank Advances	—	—	211
Junior Subordinated Debt	14,964	14,964	14,964
Shareholders’ Equity	136,337	133,244	120,194

Book Value Per Common Share	$18.18	$17.78	$16.16
Tangible Book Value Per Common Share	$16.08	$15.67	$13.99
Equity to Assets	9.77%	9.64%	10.27%
Tangible Common Equity to Tangible Assets	8.74%	8.60%	9.02%
Loan to Deposit Ratio (Includes Loans Held for Sale)	74.76%	75.16%	75.71%
Loan to Deposit Ratio (Excludes Loans Held for Sale)	70.97%	71.96%	74.58%
Allowance for Loan Losses/Loans	1.23%	1.20%	0.90%

Regulatory Capital Ratios (Bank):
Leverage Ratio	8.84%	8.95%	9.97%
Tier 1 Capital Ratio	12.83%	12.97%	13.47%
Total Capital Ratio	13.94%	14.08%	14.26%
Common Equity Tier 1 Capital Ratio	12.83%	12.97%	13.47%
Tier 1 Regulatory Capital	$120,385	$117,700	$112,754
Total Regulatory Capital	$130,774	$127,813	$119,381
Common Equity Tier 1 Capital	$120,385	$117,700	$112,754

1 Includes federal funds sold, securities sold under agreement to resell and interest-bearing deposits

Average Balances:	Three months ended		Twelve months ended
	December 31,		December 31,
	2020	2019	2020	2019

Average Total Assets	$1,392,030	$1,151,456	$1,296,081	$1,116,217
Average Loans (Includes Loans Held for Sale)	892,771	748,132	835,091	735,343
Average Earning Assets	1,296,891	1,052,289	1,198,887	1,018,510
Average Deposits	1,181,772	967,534	1,087,448	934,941
Average Other Borrowings	63,620	51,136	66,528	52,427
Average Shareholders’ Equity	133,257	119,586	128,863	116,980

Asset Quality:	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019
Loan Risk Rating by Category (End of Period)
Special Mention	$7,768	$4,977	$2,849	$3,950	$4,936
Substandard	8,001	5,082	5,300	4,467	4,691
Doubtful	—	—	—	—	—
Pass	828,388	834,401	809,223	741,112	727,401
	$844,157	$844,460	$817,372	$749,529	$737,028
Nonperforming Assets
Non-accrual Loans	$4,561	$1,655	$1,806	$1,739	$2,329
Other Real Estate Owned and Repossessed Assets	1,201	1,313	1,449	1,481	1,410
Accruing Loans Past Due 90 Days or More	1,260	33	—	168	—
Total Nonperforming Assets	$7,022	$3,001	$3,255	$3,388	$3,739
Accruing Trouble Debt Restructurings	$1,552	$1,568	$1,613	$1,635	$1,669

	Three months ended		Twelve months ended
	December 31,		December 31,
	2020	2019	2020	2019
Loans Charged-off	$1	$13	$25	$44
Overdrafts Charged-off	37	20	85	100
Loan Recoveries	(22)	(92)	(167)	(337)
Overdraft Recoveries	(16)	(8)	(42)	(32)
Net Charge-offs (Recoveries)	$—	$(67)	$(99)	$(225)
Net Charge-offs / (Recoveries) to Average Loans[2]	0.00%	(0.04%)	(0.01%)	(0.03%)

2 Annualized

FIRST COMMUNITY CORPORATION
INCOME STATEMENT DATA
(Dollars in thousands, except per share data)

	Three months ended		Three months ended		Three months ended		Three months ended		Twelve months ended
	December 31,		September 30,		June 30,		March 31,		December 31,
	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019

Interest income	$11,426	$10,786	$10,976	$10,864	$10,666	$10,606	$10,710	$10,374	$43,778	$42,630
Interest expense	739	1,426	800	1,511	923	1,490	1,293	1,354	3,755	5,781
Net interest income	10,687	9,360	10,176	9,353	9,743	9,116	9,417	9,020	40,023	36,849
Provision for loan losses	276	—	1,062	25	1,250	9	1,075	105	3,663	139
Net interest income after provision	10,411	9,360	9,114	9,328	8,493	9,107	8,342	8,915	36,360	36,710
Non-interest income
Deposit service charges	270	437	242	421	210	380	399	411	1,121	1,649
Mortgage banking income	1,600	1,222	1,403	1,251	1,572	1,238	982	844	5,557	4,555
Investment advisory fees and non-deposit commissions	743	585	672	509	671	489	634	438	2,720	2,021
Gain (loss) on sale of securities	—	1	99	—	—	164	—	(29)	99	136
Gain (loss) on sale of other assets	—	—	141	—	—	(3)	6	—	147	(3)
Write-down on premises held-for-sale	—	(282)	—	—	—	—	—	—	—	(282)
Non-recurring BOLI income	—	—	311	—	—	—	—	—	311	—
Other	991	965	982	932	934	918	907	845	3,814	3,660
Total non-interest income	3,604	2,928	3,850	3,113	3,387	3,186	2,928	2,509	13,769	11,736
Non-interest expense
Salaries and employee benefits	6,446	5,416	6,087	5,465	5,840	5,210	5,653	5,170	24,026	21,261
Occupancy	651	691	736	703	679	647	643	655	2,709	2,696
Equipment	303	353	318	365	298	389	318	386	1,237	1,493
Marketing and public relations	100	350	342	159	247	430	354	175	1,043	1,114
FDIC assessment	137	(78)	137	(10)	88	71	42	74	404	57
Other real estate expenses	47	3	79	31	40	18	35	29	201	81
Amortization of intangibles	68	126	95	133	95	132	105	132	363	523
Other	1,899	2,003	1,920	1,944	1,844	1,743	1,888	1,702	7,551	7,392
Total non-interest expense	9,651	8,864	9,714	8,790	9,131	8,640	9,038	8,323	37,534	34,617
Income before taxes	4,364	3,424	3,250	3,651	2,749	3,653	2,232	3,101	12,595	13,829
Income tax expense	928	727	598	753	532	772	438	606	2,496	2,858
Net income	$3,436	$2,697	$2,652	$2,898	$2,217	$2,881	$1,794	$2,495	$10,099	$10,971

Per share data
Net income, basic	$0.46	$0.36	$0.36	$0.39	$0.30	$0.38	$0.24	$0.33	$1.36	$1.46
Net income, diluted	$0.46	$0.36	$0.35	$0.39	$0.30	$0.37	$0.24	$0.32	$1.35	$1.45

Average number of shares outstanding - basic	7,463,583	7,403,206	7,457,750	7,386,437	7,435,933	7,626,559	7,427,257	7,633,908	7,445,906	7,510,338
Average number of shares outstanding - diluted	7,503,184	7,468,881	7,481,568	7,463,258	7,465,212	7,704,221	7,472,956	7,724,780	7,482,062	7,588,300
Shares outstanding period end	7,500,338	7,440,026	7,492,908	7,408,879	7,486,151	7,511,164	7,462,247	7,664,967	7,500,338	7,440,026

Return on average assets	0.98%	0.93%	0.78%	1.03%	0.70%	1.05%	0.61%	0.93%	0.78%	0.98%
Return on average common equity	10.26%	8.95%	8.01%	9.81%	7.03%	9.86%	5.84%	8.89%	7.84%	9.38%
Return on average common tangible equity	11.64%	10.35%	9.11%	11.39%	8.04%	11.46%	6.72%	10.41%	8.94%	10.91%
Net interest margin (non taxable equivalent)	3.28%	3.53%	3.24%	3.63%	3.35%	3.64%	3.52%	3.68%	3.34%	3.62%
Net interest margin (taxable equivalent)	3.31%	3.56%	3.28%	3.66%	3.38%	3.67%	3.55%	3.73%	3.37%	3.65%
Efficiency ratio[1]	67.05%	70.10%	71.53%	70.09%	69.00%	70.62%	72.79%	71.31%	69.99%	70.51%

1 Calculated by dividing non-interest expense by net interest income on a tax equivalent basis and non interest income, excluding gains (losses) on sales of securities and other assets, write-downs on premises held-for-sale, and non-recurring bank owned life insurance (BOLI) income.

FIRST COMMUNITY CORPORATION
Yields on Average Earning Assets and Rates
on Average Interest-Bearing Liabilities

	Three months ended December 31, 2020			Three months ended December 31, 2019
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans
PPP loans	$47,872	$496	4.12%	$—	$—	NA
Non-PPP loans	844,899	9,287	4.37%	748,132	8,954	4.75%
Total loans	892,771	9,783	4.36%	748,132	8,954	4.75%
Securities	322,245	1,603	1.98%	273,108	1,711	2.49%
Other short-term investments	81,875	40	0.19%	31,049	121	1.55%
Total earning assets	1,296,891	11,426	3.50%	1,052,289	10,786	4.07%
Cash and due from banks	16,775			15,488
Premises and equipment	34,519			36,075
Goodwill and other intangibles	15,789			16,180
Other assets	38,246			38,055
Allowance for loan losses	(10,190)			(6,631)
Total Assets	$1,392,030			$1,151,456

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$279,264	$65	0.09%	$221,954	$148	0.26%
Money market accounts	237,289	146	0.24%	189,505	408	0.85%
Savings deposits	122,665	19	0.06%	101,808	34	0.13%
Time deposits	165,722	376	0.90%	172,763	568	1.30%
Other borrowings	63,620	133	0.83%	51,136	268	2.08%
Total interest-bearing liabilities	868,560	739	0.34%	737,166	1,426	0.77%
Demand deposits	376,832			281,504
Other liabilities	13,381			13,200
Shareholders’ equity	133,257			119,586
Total liabilities and shareholders’ equity	$1,392,030			$1,151,456

Cost of deposits, including demand deposits			0.20%			0.47%
Cost of funds, including demand deposits			0.24%			0.56%
Net interest spread			3.17%			3.30%
Net interest income/margin - excluding PPP loans		$10,191	3.25%		$9,360	3.53%
Net interest income/margin - including PPP loans		$10,687	3.28%		$9,360	3.53%
Net interest income/margin (tax equivalent) - excl. PPP loans		$10,294	3.28%		$9,436	3.56%
Net interest income/margin (tax equivalent) - incl. PPP loans		$10,790	3.31%		$9,436	3.56%

FIRST COMMUNITY CORPORATION
Yields on Average Earning Assets and Rates
on Average Interest-Bearing Liabilities

	Twelve months ended December 31, 2020			Twelve months ended December 31, 2019
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans
PPP loans	$32,312	$1,073	3.32%	$—	$—	NA
Non-PPP loans	802,779	35,964	4.48%	735,343	35,447	4.82%
Total loans	835,091	37,037	4.44%	735,343	35,447	4.82%
Securities	300,893	6,465	2.15%	257,587	6,636	2.58%
Other short-term investments	62,903	276	0.44%	25,580	547	2.14%
Total earning assets	1,198,887	43,778	3.65%	1,018,510	42,630	4.19%
Cash and due from banks	15,552			14,362
Premises and equipment	34,769			35,893
Goodwill and other intangibles	15,922			16,376
Other assets	39,541			37,513
Allowance for loan losses	(8,590)			(6,437)
Total assets	$1,296,081			$1,116,217

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$246,385	284	0.12%	$208,750	591	0.28%
Money market accounts	217,018	820	0.38%	181,695	1,690	0.93%
Savings deposits	113,255	84	0.07%	104,236	138	0.13%
Time deposits	166,791	1,833	1.10%	176,243	2,139	1.21%
Other borrowings	66,528	734	1.10%	52,427	1,223	2.33%
Total interest-bearing liabilities	809,977	3,755	0.46%	723,351	5,781	0.80%
Demand deposits	343,999			264,017
Other liabilities	13,242			11,869
Shareholders’ equity	128,863			116,980
Total liabilities and shareholders’ equity	$1,296,081			$1,116,217

Cost of deposits, including demand deposits			0.28%			0.49%
Cost of funds, including demand deposits			0.33%			0.59%
Net interest spread			3.19%			3.39%
Net interest income margin - excluding PPP loans		$38,950	3.34%		$36,849	3.62%
Net interest income/margin - including PPP loans		$40,023	3.34%		$36,849	3.62%
Net interest income/margin (tax equivalent) - excl. PPP loans		$39,340	3.37%		$37,208	3.65%
Net interest income/margin (tax equivalent) - incl. PPP loans		$40,413	3.37%		$37,208	3.65%

The tables below provide a reconciliation of non-GAAP measures to GAAP for the periods indicated:

	December 31,	September 30,	December 31,
Tangible book value per common share	2020	2020	2019
Tangible common equity per common share (non-GAAP)	$16.08	$15.67	$13.99
Effect to adjust for intangible assets	2.10	2.11	2.17
Book value per common share (GAAP)	$18.18	$17.78	$16.16
Tangible common shareholders’ equity to tangible assets
Tangible common equity to tangible assets (non-GAAP)	8.74%	8.60%	9.02%
Effect to adjust for intangible assets	1.03%	1.04%	1.25%
Common equity to assets (GAAP)	9.77%	9.64%	10.27%

Return on average tangible common equity	Three months ended December 31,		Three months ended September 30,		Three months ended June 30,		Three months ended March 31,		Twelve months ended December 31,
	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019
Return on average common tangible equity (non-GAAP)	11.64%	10.35%	9.11%	11.39%	8.04%	11.46%	6.72%	10.41%	8.94%	10.91%
Effect to adjust for intangible assets	(1.38)%	(1.40)%	(1.10)%	(1.58)%	(1.01)%	(1.60)%	(0.88)%	(1.52)%	(1.10)%	(1.53)%
Return on average common equity (GAAP)	10.26%	8.95%	8.01%	9.81%	7.03%	9.86%	5.84%	8.89%	7.84%	9.38%

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
Pre-tax, pre-provision earnings	2020	2020	2019	2020	2019
Pre-tax, pre-provision earnings (non-GAAP)	$4,640	$4,312	$3,424	$16,258	$13,968
Effect to adjust for pre-tax, pre-provision earnings	(1,204)	(1,660)	(727)	(6,159)	(2,997)
Net Income (GAAP)	$3,436	$2,652	$2,697	$10,099	$10,971

	Three months ended		Twelve months ended
	December 31,		December 31,
Net interest margin excluding PPP Loans	2020	2019	2020	2019
Net interest margin excluding PPP loans (non-GAAP)	3.25%	3.53%	3.34%	3.62%
Effect to adjust for PPP loans	0.03%	N/A	0.00%	N/A
Net interest margin (GAAP)	3.28%	3.53%	3.34%	3.62%

	Three months ended		Twelve months ended
	December 31,		December 31,
Net interest margin on a tax-equivalent basis excluding PPP Loans	2020	2019	2020	2019
Net interest margin on a tax-equivalent basis excluding PPP loans (non-GAAP)	3.28%	3.56%	3.37%	3.65%
Effect to adjust for PPP loans	0.03%	N/A	0.00%	N/A
Net interest margin on a tax equivalent basis (GAAP)	3.31%	3.56%	3.37%	3.65%

	December 31,	December 31,	Growth	Annualized Growth
Loans and loan growth	2020	2019	Dollars	Rate
Non-PPP Loans and Related Credit Facility (non-GAAP)	$796,727	737,028	59,699	8.1%
PPP Related Credit Facility	5,188	0	5,188	N/A
Non-PPP Loans (non-GAAP)	$801,915	$737,028	$64,887	8.8%
PPP Loans	42,242	0	42,242	N/A
Total Loans (GAAP)	$844,157	$737,028	$107,129	14.5%

	December 31,	September 30,	Growth	Annualized Growth
Loans and loan growth	2020	2020	Dollars	Rate
Non-PPP Loans and Related Credit Facility (non-GAAP)	$796,727	784,661	12,066	6.1%
PPP Related Credit Facility	5,188	10,000	(4,812)	N/A
Non-PPP Loans (non-GAAP)	$801,915	$794,661	$7,254	3.6%
PPP Loans	42,242	49,799	(7,557)	(60.4)%
Total Loans (GAAP)	$844,157	$844,460	$(303)	(0.1)%

Certain financial information presented above is determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include “Tangible book value per common share,” “Tangible common shareholders’ equity to tangible assets,” “Return on average tangible common equity,” “Pre-tax, pre-provision earnings,” “Net interest margin excluding PPP Loans,” “Net interest margin on a tax-equivalent basis excluding PPP Loans,” and “Non-PPP Loans and Related Credit Facility,” “Tangible book value per common share” is defined as total equity reduced by recorded intangible assets divided by total common shares outstanding. “Tangible common shareholders’ equity to tangible assets” is defined as total common equity reduced by recorded intangible assets divided by total assets reduced by recorded intangible assets. “Return on average tangible common equity” is defined as net income on an annualized basis divided by average total equity reduced by average recorded intangible assets. “Pre-tax, pre-provision earnings” is defined as net interest income plus non-interest income, reduced by non-interest expense. “Net interest margin excluding PPP Loans” is defined as annualized net interest income less annualized interest income on PPP Loans divided by average earning assets less the average balance of PPP Loans. “Net interest margin on a tax-equivalent basis excluding PPP Loans” is defined as annualized net interest income on a tax-equivalent basis less annualized interest income on PPP Loans divided by average earning assets less the average balance of PPP Loans. “Non-PPP Loans and Related Credit Facility Growth - Dollars” is calculated by taking the difference between two time periods compared for Total Loans less PPP Loans and PPP Related Credit Facility.  “Non-PPP Loans and Related Credit Facility – Annualized Growth Rate” is calculated by (i) dividing “Non-PPP Loans and Related Credit Facility Loan Growth - Dollars” by the number of days between the two time periods compared (ii) times the number of days in the year (iii) divided by the prior time period Non-PPP Loans and Related Credit Facility balance. Our management believes that these non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare our operating results from period-to-period in a meaningful manner. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP.